EXHIBIT 10.10
LEASE AGREEMENT
     This LEASE AGREEMENT, dated as of the First day of November, 2007, by and between DELTA LIFE INSURANCE CO., a Georgia corporation, with its mailing address at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319 (hereinafter called the “Lessor”), and ATLANTIC AMERICAN CORPORATION, BANKERS FIDELITY LIFE INSURANCE COMPANY, and GEORGIA CASUALTY AND SURETY COMPANY, all Georgia corporations, with their mailing addresses at 4370 Peachtree Rd., N.E., Atlanta, Georgia 30319 (hereinafter collectively called the “Lessee”);
W I T N E S S E T H:
     The Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the following described property, (hereinafter referred to as the “Premises”):
Space located in the Peachtree Insurance Center Building of approximately 65,489 square feet, being presently occupied by the Lessee, and located at the following address: 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.
     Lessor and Lessee agree this Lease includes Lessee’s pro-rata share of parking spaces for conventional automobiles in the parking deck located at the rear of the building in which the Premises are located. Lessor reserves the right to make and enforce such rules and regulations as Lessor deems necessary and appropriate for the regulation of the use of such parking spaces. Lessor further reserves the right to relocate such spaces from time to time in order to accommodate Lessor’s parking requirements.
     1. TERM
     The lease term shall commence as of the first day of the first month following approval by the Georgia Department of Insurance. (hereinafter called the “Term Commencement Date”).
     2. USE AND POSSESSION
     It is understood that the Premises are to be used for general office purposes and for no other purpose without prior written consent of Lessor. Lessee shall not use the Premises for any unlawful purpose or so as to constitute a nuisance. The Lessee, at the expiration of the term, shall deliver up the Premises in good repair and condition, damages beyond the control of the Lessee, reasonable use, ordinary decay, wear and tear excepted. All alterations, additions or improvements (including, but not limited to, carpets, drapes and drape hardware) shall become the property of Lessor at the expiration of this Lease.

     3. RENT
     Lessee hereby covenants and agrees to pay to the Lessor, or to such other party as Lessor designates, without deduction, demand or set-off, an annual rent of $622,146.00 (based upon a rate of $9.50 per annum per square foot), in equal monthly installments, payable in advance beginning on the Term Commencement Date of this Lease and on the first day of each and every month thereafter of $51,845.50 (hereinafter called “Rent”). Rent shall be paid to Lessor at the address set forth above, or at such other address as Lessor shall provide in writing. Rent will be adjusted in the manner set forth in Paragraph Four. Lessor may charge Lessee a late charge of three (3%) percent of such payment for each payment of rent or other sums due hereunder which are not received by the Lessor within ten (10) days of the applicable due date. No termination of this Lease prior to the normal ending hereof shall affect Lessor’s right to collect rent for the period prior to such termination.
     4. RENT ADJUSTMENT
     Rent shall be adjusted on every fifth anniversary of the Term Commencement Date, in accordance with terms that the parties find mutually agreeable. In the absence of such agreement thirty days prior to each fifth anniversary, rent shall continue at the current rate until an agreeable rent is negotiated.
     5. LEASE CANCELLATION
     The lease shall be in effect continuously unless written notice of cancellation is provided by either party at least twelve months in advance of the actual termination date.
     6. SALES AND USE TAX
     The Lessee hereby covenants and agrees to pay monthly, as additional rent, any sales, use or other tax, excluding State and/or Federal Income Tax, now or hereafter imposed upon rents by the United States of America, the State, or any political subdivision thereof, to the Lessor, notwithstanding the fact that such statute, ordinance or enactment imposing the same may endeavor to impose the tax on the Lessor.
     7. ORDINANCES AND REGULATIONS
     The Lessee hereby covenants and agrees to comply with all the rules and regulations of the Board of Fire Underwriters. Officers or Boards of the City, County or State having jurisdiction over the Premises, and with all ordinances and regulations of governmental authorities wherein the Premises are located, at Lessee’s sole cost and expense, but only insofar as any of such rules, ordinances and regulations pertain to the manner in which the Lessee shall use the Premises.

     8. SERVICES
     Lessor covenants and agrees to provide the necessary services in order for the Premises to be used as a general office building.
     The Lessee does hereby agree to pay the pro-rata share of all real estate taxes, general maintenance expenses and upkeep of building, including necessary service contracts for heating and air-conditioning, elevator, music service, pest control, exterior maintenance, sanitary supplies, interior and exterior lighting, yard maintenance, yard equipment and repairs, water and sewerage service, electrical service, plumbing repairs, mechanical repairs, paving or parking deck repairs, garbage and sanitation service, redecorating or changes to common areas, janitorial service, window cleaning, and insurance coverage sufficient to cover the fair market value of the building and improvements. Insurance includes any liability coverage for the protection of the Lessor and Lessee. The Lessee also agrees to pay the pro-rata share of any other requirements such as maid service, additional security system, and/or any other items not specifically determined. The Lessee agrees to pay the pro-rata share of expense to Lessor on a current monthly basis. The Lessee hereby assumes complete responsibility for the direct maintenance cost and upkeep of its computer air-conditioning system. Lessor shall provide a reasonable amount of parking at its standard rates for Lessee’s employees and visitors on Lessor’s parking area adjacent to the building in which the Premises are situated.
     If the Lessee shall require electrical current or install electrical equipment including, but not limited to, electrical heating, refrigeration equipment, electronic data processing machines, punch card machines, or machines or equipment using current which will in any way increase the amount of the electricity usually furnished for use in general office space, Lessee will obtain prior written approval from the Lessor and pay periodically for the additional direct expense involved, including any installation cost thereof.
     Lessor shall in no way be liable for cessation of any of the above services caused by strike, accident or reasonable breakdown, nor shall Lessor be liable for damages from the stopping of elevators or elevator service, or any of the fixtures or equipment in the building being out of repair, or for injury to person or property, caused by any defects in the electrical equipment, heating, ventilating and air-conditioning system, elevators or water apparatus, or for any damages arising out of failure to furnish the services enumerated in this paragraph.
     Lessor’s obligation to furnish light, heat and power shall be conditioned upon the availability of adequate energy sources. Lessor shall have the right to reduce heat and lighting as required by any mandatory or voluntary fuel or energy saving, allocation or similar statute, regulation, order or program.
     9. INSURANCE
     Lessee shall carry all risk of physical loss insurance insuring its interest in Lessee’s improvements in the Premises and its interest in its furniture, equipment and supplies. Lessee shall also keep in full force and effect liability insurance protecting Lessee and Lessor with limits of liability in an amount to be determined by Lessor, to include fire damage and water damage legal liability. Lessor shall be furnished with evidence of such insurance, including evidence that Lessor-is named as an additional insured under such policy. Such policy shall provide that it may not be canceled unless a minimum of thirty (30) days notice of such cancellation is given to Lessor.
     Lessor and Lessee each hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including, without limitation, any other tenants or occupants of the remainder of the building; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such time as the releasor’s policy shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder, and then only to the extent of the insurance proceeds payable under such policies. Lessor and Lessee each agree that they will request their insurance carriers to include in their policies such a clause or endorsement. If extra costs shall be charged therefore, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. If such other party fails to pay such extra cost, the release provisions of this paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releasor‘s insurance.
     10. ALTERATIONS
     Lessee, by occupancy hereunder, accepts the Premises as being in good repair and condition. Lessee shall not make or suffer to be made any alterations, additions or improvements to or of the leased Premises, or any part thereof, without prior written consent of Lessor, which consent the Lessor covenants and agrees shall not be unreasonably withheld. In the event Lessor consents to the proposed alterations, additions, or improvements, the same shall be at Lessee’s sole cost and expense, and Lessee shall hold Lessor harmless on account of the cost thereof and shall bond any mechanics or materialmens’s lien which is filed on account of such work within fifteen (15) days of its filing. Any such alterations shall be made at such times and in such manner as not to unreasonably interfere with the occupations, use and enjoyment of the remainder of the building by the other tenants thereof. If required by Lessor, such alterations shall be removed by Lessee upon the termination or sooner expiration of the term of this Lease, and Lessee shall repair damage to the Premises caused by such removal, all at Lessee’s cost and expense.

11.	QUIET ENJOYMENT
     The Lessor covenants and agrees that Lessee, in paying said monthly rent and performing the covenants herein, and subject to the provisions of Paragraph 18 of this Lease, shall and may peaceably and quietly hold and enjoy the said premises and common areas, including but not limited to parking areas, sidewalks, entrances, lobbies, restrooms and lounges for the term aforesaid.
     12. LESSOR’S RIGHT TO INSPECT AND DISPLAY
     The Lessor shall have the right, at reasonable times during the term of this Lease, to enter the Premises for the purpose of examining or inspecting same and of making such repairs or alterations therein as the Lessor shall deem necessary, without being liable to Lessee in any manner. The Lessor shall also have the right to enter the Premises at all reasonable hours for the purpose of displaying said premises to prospective tenants within ninety (90) days prior to the termination of this Lease.
     13. DESTRUCTION OF PREMISES
          (a) If the Premises are totally destroyed by fire or other casualties, both the Lessor and Lessee shall have the option of terminating this Lease or any renewal thereof, upon giving written notice at any time within thirty (30) days from the date of such destruction, and if the Lease be so terminated, all rent shall cease as of the date of such destruction and any prepaid rent shall be refunded.
          (b) If such Premises are partially damaged by fire or other casualty, or totally destroyed thereby, and neither party elects to terminate this Lease within the provisions of paragraph (a) above or (c) below, then the Lessor agrees, at Lessor’s sole cost and expense, to restore the Premises to a kind and quality substantially similar to that immediately prior to such destruction or damage. Said restoration shall be commenced within a reasonable time and completed without delay on the part of the Lessor and in any event shall be accomplished within 150 days from the date of the fire or other casualty. In such case, all rents paid in advance shall be apportioned as of the date of damage or destruction, and all rent thereafter accruing shall be equitably and appropriately suspended and adjusted according to the nature and extent of the destruction or damage, pending completion of rebuilding, restoration or repair, except that in the event the destruction or damage is, in Lessor’s determination, so extensive as to make it unfeasible for the Lessee to conduct Lessee’s business on the Premises, the rent shall be completely abated until the Premises are restored by the Lessor or until the Lessee resumes use and occupancy of the Premises, whichever shall first occur. The Lessor shall not be liable for any inconvenience or interruption of business of the Lessee occasioned by fire or other casualty.

          (c) If the Lessor undertakes to restore, rebuild or repair the Premises, and such restoration, rebuilding or repair is not accomplished within 150 days, and such failure does not result from causes beyond the control of Lessor, the Lessee shall have the right to terminate this Lease by written notice to the Lessor within thirty (30) days after expiration of said 150 day period.
          (d) Lessor shall not be liable to carry fire, casualty or extended damage insurance on the person or property of the Lessee or any person or property which may now or hereafter be placed in the Premises.
     14. RULES AND REGULATIONS
     Lessee will observe and comply with the Rules and Regulations set forth in Exhibit “A” hereof, which are incorporated herein by reference, and such amendments and additions thereto as Lessor may prescribe by written notice to Lessee.
     15. CONDEMNATION
     If during the term of this Lease or any renewal thereof, the whole of the Premises, or such portion thereof as will make the Premises unusable for the purpose leased, be condemned by public authority for public use, then, in either event, the term hereby granted shall cease and come to an end as of the date of the vesting of title in such public authority, or when possession is given to such public authority, whichever event last occurs. Upon such occurrence, the rent shall be apportioned as of such date, and any prepaid rent shall be returned to the Lessee. The Lessor shall be entitled to the entire award for such taking except to the extent prohibited by Georgia law. If a portion of the Premises is taken or condemned by authority for public use so as not to make the remaining portion of the premises unusable for the purposes leased, this Lease will not be terminated but shall continue. If any portion of the Premises on the interior of the building is so taken, the rent shall be equitably and fairly reduced or abated for the remainder of the term in proportion to the amount of the Premises taken. In no event shall the Lessor be liable to the Lessee for any business interruption, diminution in use, or for the value of any unexpired term of this Lease.
     16. ASSIGNMENT AND SUBLEASE
     The Lessee covenants and agrees not to encumber or assign this Lease or sublet all or any part of the Premises without the written consent of the Lessor. Such assignment shall in no way relieve the Lessee from any obligations hereunder for the payment of rents or the performance of the conditions, covenants and provisions of this Lease.
     In no event shall Lessee assign or sublet the Premises for any terms, conditions and covenants other than those contained herein. In no event shall this Lease be assigned or be assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Lessee under any bankruptcy, insolvency or reorganization proceedings. Lessor shall not be liable nor shall the Premises be subject to any mechanics, materialmen’s or other type liens, and Lessee shall keep the Premises and property in which the Premises are situated free from any such liens and shall indemnify Lessor against and satisfy any such liens which may obtain because of acts of Lessee notwithstanding the foregoing provision.
     17. HOLDOVER
     It is further covenanted and agreed that if the Lessee, any assignee or sub-lessee shall continue to occupy the Premises after the termination of this Lease without prior written consent of the Lessor, such tenancy shall be Tenancy at Sufferance. Acceptance by the Lessor of rent after such termination shall not constitute a renewal of this Lease or a consent to such occupancy nor shall it waive Lessor’s right of re-entry or any other right contained herein or otherwise available to Lessor at law or in equity.
     18. ESTOPPEL CERTIFICATES
     Lessee shall, within ten (10) days after request by Lessor, execute, acknowledge and deliver to Lessor a sworn, written statement regarding the status of this Lease, including the space occupied, the rentals paid hereunder, the amount of any security deposit held hereunder, and whether any defaults, off-sets or defenses exist in connection herewith.
     19. SUBORDINATION AND ATTORNMENT
     (a) Except as provided in Subparagraph (c) below with respect to mortgage subordination, this Lease and all rights of Lessee hereunder are and shall be subject and subordinate to the lien and security title of Lessor’s Mortgage (defined herein below). Lessee recognizes and agrees to the rights of the holder of Lessor’s Mortgage to foreclose or exercise the power of sale against the premises under Lessor’s Mortgage.
     (b) While subparagraph (a) above is self-operative, and no further instrument or subordination shall be necessary, Lessee shall, in confirmation of such subordination, upon demand, at any time or times, execute, acknowledge and deliver to Lessor or a holder of Lessor’s Mortgage, any and all instruments requested by either of them to evidence such subordination.
     (c) Lessee shall, upon demand, at any time or times, execute, acknowledge and deliver to a holder of Lessor’s Mortgage, any and all instruments that may be necessary to make this Lease superior to the lien of Lessor’s Mortgage.

     (d) If a holder of Lessor’s Mortgage shall hereafter succeed to the rights of Lessor under this Lease, whether through possession, foreclosure, deed-under-power, deed-in-lieu or otherwise, Lessee shall, at the option of such holder, attorn to and recognize such successor as Lessee’s Lessor under this Lease without change in the terms and provisions of this Lease (provided that such successor shall not be bound by (i) any payment of rent or additional rent for more than one month in advance, except prepayments in the nature of security for the performance by Lessee of its obligations under this Lease, and then only if such prepayments have been deposited with and are under the control of such successor, or (ii) any provision or amendment or modification of this Lease, and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor Lessor and Lessee, subject to all of the terms, covenants and conditions of this Lease.
     (e) If Lessee fails at any time to execute, acknowledge and deliver any of the instruments provided for by Subparagraphs (b), (c) and (d) above within ten days after Lessor’s notice to do so, Lessor, in addition to the remedies granted to Lessor in this Lease for a default, may execute, acknowledge and deliver any and all of such instruments as the attorney-in-fact of Lessee and in its name, place and stead, and Lessee hereby irrevocably appoints Lessor, its successors and assigns as such attorney-in-fact.
     (f) From time to time and upon not less than five (5) days prior notice, Lessee shall execute, acknowledge and deliver to a holder of Lessor’s Mortgage a statement in writing addressed to it certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and specifying the modification), the date to which rent and other charges have been paid, and whether or not to the knowledge of the signer there exists any failure by Lessor to perform any term, covenant or condition contained in this Lease and, if so, specifying such failure. It is intended that any such statement may be relied upon by a holder of Lessor’s Mortgage or a purchaser thereunder.
     As used in this paragraph, the term “Lessor’s Mortgage” means any of all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Lessor’s title to the Premises.
     20. LESSOR’S LIABILITY
     The extent of any liability of Lessor arising hereunder or from Lessee’s use of the Premises and the real estate on which such Premises are located shall be limited to Lessor’s interest in such real estate.
     21. INDEMNIFICATION

     The Lessor shall not be liable for any damage or injury to any person or property whether it be the person or property of the Lessee, the Lessee’s employees, agents, guests, invitees or otherwise by reason of Lessee’s occupancy of the Premises or because of fire, flood, windstorm, Acts of God or for any other reason. The Lessee agrees to indemnify and save harmless the Lessor from and against any and all loss, damage, claim, demand, liability or expense by reason of damage to person or property which may arise or be claimed to have arisen as a result of the occupancy or use of said Premises by the Lessee or by reason thereof or in connection therewith, or in any way arising on account of any injury or damage caused to any person or property on or in the Premises providing, however, that Lessee shall not indemnify as to the loss or damage due to willful fault of Lessor. If Lessee’s use of the Premises causes Lessor’s insurance premium for the building to be increased, the Lessee agrees to pay, as additional rent plus any applicable sales or use taxes, the entire cost of such increase.
     22. CONSTRUCTION OF LANGUAGE
     The terms lease, lease agreement or agreement shall be inclusive of each other, also to include renewals, extensions or modifications of the Lease. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular shall be held to include the plural and the plural to include the singular, when the sense requires. The paragraph headings and titles are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.
     23. DEFAULT
     In the event the Lessee shall default in the payment of rent or any other sums payable by the Lessee herein, and such default shall continue for a period of ten (10) days, or if the Lessee shall default in the performance of any other covenants or agreements of this Lease and such default shall continue for thirty (30) days after written notice thereof, or if the Lessee should become bankrupt or insolvent or any debtor proceedings be taken by or against the Lessee, then and in addition to any and all other legal remedies and rights, the Lessor may declare the entire balance of the rent for the remainder of the term to be due and payable and may collect the same by distress or otherwise, and Lessor shall have a lien on the personal property of the Lessee which is located in the Premises, and in order to protect its security interest in the said property Lessor may, without first obtaining a distress warrant, lock up the Premises in order to protect said interest in the secured property; or the Lessor may terminate this Lease and retake possession of the Premises; or enter the Premises and re-let the same without termination, in which latter event the Lessee covenants and agrees to pay any deficiency after Lessee is credited with the rent thereby obtained less all repairs and expenses (including the expenses of obtaining possession); or the Lessor may resort to any two or more of such remedies or rights or any other remedies available at law or in equity, and adoption of one or more such remedies or rights shall not necessarily prevent the enforcement of others concurrently or thereafter.
     The Lessee also covenants and agrees to pay reasonable attorneys’ fees and costs and expenses of the

Lessor, including court costs, if the Lessor employs an attorney to collect rent or enforce other rights of the Lessor herein in event of any breach as aforesaid, and the same shall be payable regardless of whether collection or enforcement is effected by suit or otherwise.
     Rent and other sums due hereunder shall accrue interest at a rate per annum equal to fifteen percent (15.0%) per annum from and after ten (10) days after the applicable due date hereunder until paid-in-full. Such interest shall be due and payable by Lessee to Lessor upon demand and as a condition of cure.
     24. SUCCESSORS AND ASSIGNS
     Except as provided in paragraph 16 above, this Lease shall bind and inure to the benefit of the successors, assigns, heirs, executors, administrators and legal representatives of the parties hereto.
     25.  NON-WAIVER
     No waiver of any covenant or condition of this Lease by either party shall be deemed to imply or constitute a further waiver of the same covenant or condition or any other covenant or condition of this Lease.
     Lessee has only a usufruct under this agreement not subject to levy and sale; no estate shall pass out of Lessor.
     26. NOTICES
     For the purpose of notice or demand, the respective parties shall be served by certified or registered mail, return receipt requested, addressed to the Lessee at its mailing address as set further herein, or posted at the Premises, and to the Lessor at its mailing address as set forth on the first page. All notices shall be deemed given on the date delivered, if by hand delivery or posting, or on the date deposited in the mail, if mailed.
     27. SPECIAL STIPULATIONS
     Special stipulations, if any, set forth below or attached hereto shall control if in conflict with any of the foregoing provisions of this Lease.
     28. MISCELLANEOUS
          (a) Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Georgia.
          (b) Counterpart Copies. This agreement may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto have executed a single copy of this Lease.
     (c) Entire Agreement. This Agreement contains the final and entire agreement between the parties hereto with respect to the lease of the Premises described herein, and is intended to be an integration of all prior negotiations and understandings. No party shall be bound by any term, condition, statement, warranty or representation, oral or written not contained herein. No change or modification of the Lease shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Lease shall be valid unless in writing and signed by the party against which it is sought to be enforced.
     (d) Severability. If all or any portion of any of the provisions of this Lease shall be declared invalid by laws applicable thereto, then the performance of such offending provisions shall be excused by the parties hereto, and this Lease shall be valid and enforceable as to all other provisions thereof.
     (e) Authority of Lessee. Lessee represents and warrants that Lessee and the person or persons executing this Lease, on behalf of Lessee, have the full and entire right, power and authority to execute this Lease and to perform the obligations hereunder.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this instrument to be executed under seal as of the date first above written, by their respective officers or parties thereunto duly authorized.

“LESSOR”

DELTA LIFE INSURANCE CO., a Georgia corporation

By:	/s/ James B. Falkler	Secretary/Treasurer

Title

Attest:	/s/ Jeff Donahue	Controller

Title
(SEAL)

“LESSEE”

ATLANTIC AMERICAN CORPORATION, a Georgia corporation

By:	/s/ John G. Sample	CFO

Title

Attest:	/s/ Janie L. Ryan	Secretary

Title
(SEAL)

BANKERS FIDELITY LIFE INSURANCE COMPANY, a Georgia corporation

By:	/s/ Eugene Choate	President

Title

Attest:	/s/ Janie L. Ryan	Assistant Secretary

Title
(SEAL)

GEORGIA CASUALTY AND SURETY COMPANY, a Georgia corporation

By:	/s/ Dianne Morris	President

Title

Attest:	/s/ Janie L. Ryan	Assistant Secretary

Title
(SEAL)